9-6/2025 11-5/2020

PRIVATE AGREEMENT

By virtue of this Private Agreement which is drawn up for all intents and purposes of Law, there appear: -

On the first part: -

Romina Grech Fenech, residing at ------------------ and holder of Identity Card Number 461172M, hereinafter referred to as the "**First Party**";

On the Second Part:

West of Hudson Group, a limited liability company registered in USA, bearing registration number ------------------ having its registered office at LOS ANGELES, duly represented hereon by ______________________, holder of Identity Card number _______, hereinafter referred to as the "**Second Party**";

each of which a "Party" and together the "Parties".

Whereas the Second Party is willing and desirous to acquire from the First Party, which is willing to grant unto the Second Party, the right to use the building having the address The Red Farm, Iklin Valley, Iklin (the "**Premises**");

Now therefore, by virtue of this present agreement, hereinafter referred to as the "**Agreement**", the Parties hereto agree and covenant as follows:

1. GRANT AND TERM

1.1 The First Party hereby grants to the Second Party, which accepts, the right to use the Premises, for the consideration hereunder mentioned, and under the terms and conditions of this Agreement for a period of two (2) months commencing on the first day of September of the year two thousand and twenty (06.09.2020) and ending on the thirty first day of October of the year two thousand and twenty (51.11.2020), hereinafter referred to as the "**Term**".

1.2 In the event that the Second Party fails to comply with any of the conditions of this Agreement, the First Party shall be entitled to immediately terminate this Agreement without compensation.

1.3 At the end of the Term, or prior termination in terms of this Agreement, for any reason whatsoever, the Second Party shall immediately return the Premises to the First Party, in a good state of repair.

2. CONSIDERATION

2.1 In consideration for the right to use the Premises for the Term, the Second Party is hereby paying the First Party, which accepts, the sum of eight thousand euro

(€8,000) representing two monthly payments of four thousand euro (€4,000) (the "**Consideration**").

2.2 Together with the Consideration, the Second Party is hereby paying a cleaning fee of two thousand euro (€2,000) as well as a service charge of two thousand euro (€2,000) for the upkeep and maintenance of the Premises throughout the Term.

3. ACCESS AND USE OF THE PREMISES

3.1 The Second Party shall use the Premises solely and exclusively to accommodate the persons indicated in **Annex A.** Such use cannot be altered and/or extended without the prior consent of the First Party, which is to be given in writing, and which consent shall not be unreasonably withheld, or delayed.

3.2 The Second Party is furthermore expressly precluded from permitting the use or occupation of the Premises or any part thereof by any persons not listed in **Annex A.** The Parties agree that the Premises shall be used solely by the people mentioned in **Annex A** and cannot be accessed or used, even briefly and temporarily, by any other person except with the prior written consent of the First Party.

4. ASSIGNMENT

4.1 The Second Party shall not, at any time, assign, let or transfer all or any portion of the Premises, and any breach of this Clause shall cause the peremptory and automatic termination of this Agreement, at the sole discretion of the First Party, without compensation to the Second Party, and without prejudice to the rights of the First Party to claim and recover from the Second Party any and all amounts due in terms of this Agreement, as well as any other action which may pertain to the First Party in terms of Law against the transferee, sub-Second Party or assignee, which shall, under no circumstance, acquire any entitlement or rights in terms of this Agreement.

5. OBLIGATIONS OF THE SECOND PARTY

5.1 The Second Party binds itself:

(a) To keep the Premises in a good state of repair and condition, and to pay the First Party for any costs or damages sustained to the Premises throughout the Term;

(b) To give notice to the First Party, without delay, of any encroachment or damage affecting the Premises, upon becoming aware of such damages or encroachment;

(c) Not to disturb public peace throughout its occupation of the Premises and not to cause or allow to be caused any nuisance which shall disturb the quiet enjoyment of the owners or other users of neighbouring properties, and shall remain solely and exclusively responsible for any such act without any responsibility in any way of the First Party;

(d) Not to organise any parties or any events of any kind;

(e) Not to allow anyone to smoke within the Premises.

5.2 The Second Party shall allow access to the First Party or her authorised representative for the purposes of inspection of the Premises at reasonable times and with reasonable advance notice.

5.3 The Second Party shall be solely responsible for, and shall promptly pay all fees, charges and expenses, including the Consideration, cleaning fees, and utility bills.

5.4 The Second Party shall at all times be responsible for the health, wellbeing, safety of and supervision of any person that it may legitimately permit to use the Premises. The Parties hereby expressly agree that the First Party shall, at all times, be indemnified and kept free from any and all liabilities and claims for damages for or by reason of any injury and/or death of any person within the Premises from any cause or causes whatsoever while in or upon Premises or occasioned by any occupancy or use of the Premises or any activity carried on by the Second Party in connection herewith limitedly in or upon the Premises. The Second Party hereby covenants and agrees to indemnify, defend, save and hold harmless the First Party, its agents, contractors, sub-contractors and employees from all liabilities, charges, expenses and costs on account of or by reason of any such injuries, deaths, liabilities, claims, suits or losses however occurring or damages arising out of the same, unless such liabilities, charges, expenses and costs are imputable to the First Party itself.

5.5 The Second Party binds itself not to make any changes, alterations or improvements of any kind, including any temporary or decorative changes, to the Premises.

6. **SURRENDER OF PREMISES**

6.1 The Second Party shall at the expiration of the Term, or at any earlier termination of this Agreement for any reason provided for in this Agreement, surrender the Premises to the First Party with vacant possession, and in a good condition. This shall include the duty of the Second Party to deliver to the First Party all keys for the Premises.

6.2 The Second Party shall vacate the Premises, by not later than the last day of Term or forty-eight (48) hours from any earlier termination of this Agreement in case of breach, and in the event that the Second Party does not vacate the Premises, as described above, it shall liable to a penalty of two hundred (€200) per day or part thereof for mere delay representing minimum pre-liquidated damages, which shall not be subject to any abatement or review by any Court of Law, Tribunal or other authority.

6.3 In the event that the Second Party fails to vacate the Premises within the period stipulated in this Clause, the Second Party is hereby granting an unconditional and irrevocable right to the First Party to access the Premises in any manner necessary, change the locks and keys to the same and remove any effects which belong to the Second Party from the Premises, without compensation to the Second Party, at the exclusive expense of the Second Party. The First Party shall not incur any liability, of whatever nature, whether private or public, whether

civil or criminal, in respect of the actions which the First Party is hereby expressly being granted the right to conduct in terms of this Clause.

7. MISCELLANEOUS

7.1 The terms and conditions contained in this Agreement shall remain confidential to the First Party and the Second Party. No publication, printed or electronic, of these terms shall take place other than with the written consent of both Parties, unless such disclosure is made to public authorities or other government bodies, to the Second Party's auditors, accountants and / or legal advisors or other professional, or by Court order. Failure to comply with this prohibition incurs a liability upon the defaulting Party to pay a penalty of one thousand euro (€1,000) to the other Party as pre-liquidated damages.

7.2 If either Party shall be prevented from doing, accomplishing or performing any act or thing required of such Party under the terms of this Agreement due to causes beyond that Party's reasonable control (including, but not limited to, Acts of God, war, civil commotion, labour disputes, strikes, fire, flood or other casualty, shortages of labour and material, government regulation or restriction or weather condition), the time provided in this Agreement for doing, accomplishing or performing such act or thing shall be extended in order to provide such Party with the same number of days to accomplish or perform such act or thing after termination of such causes as that Party would have had in the absence of such causes.

7.3 The waiver by any Party of a sanction applicable to any breach of any of the terms of this Agreement shall not prevent the subsequent enforcement of that sanction and shall not be deemed a waiver of the right to enforce the condition so breached in subsequent instances.

7.4 The invalidity or unenforceability of any provision of this Agreement, as determined by a Court of competent jurisdiction, shall in no way affect the validity or enforceability of any other provisions hereof.

7.5 This Agreement constitutes the entire understanding between the Parties and supersedes any prior oral, written agreement or representations. No addition or amendment to this Agreement shall be effective unless affected in writing and signed by both Parties.

7.6 This Agreement shall be read and construed in accordance with the laws in force in Malta from time to time, and shall be subject to the exclusive jurisdiction of the Maltese Courts.

This Private Agreement is being made and concluded today the 01-3-2020 of ________________________ of the year two thousand and twenty (2020) and is being signed by both Parties in full acceptance and adherence of all the terms and conditions contained herein.